Exhibit 1.1

Farfetch Limited

Class A Ordinary Shares, Par Value $            per share

Underwriting Agreement

            , 2018

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As representatives (the “Representatives” or “you”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Farfetch Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of            Class A ordinary shares, par value $            per share (“Class A Ordinary Shares”) of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to             additional Class A Ordinary Shares, and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of             Class A Ordinary Shares. The aggregate of             Class A Ordinary Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of up to                     additional Class A Ordinary Shares to be sold by the Company is herein called the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-226929) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) the Underwriter Information (as defined in Section 10(c) of this Agreement) or (B) any Selling Shareholder Information (as defined in Section 2(f) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is : p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each broadly available road show and each Section 5(d) Writing listed on Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with (i) the Underwriter Information or (ii) any Selling Shareholder Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (i) the Underwriter Information or (ii) any Selling Shareholder Information;

(e) Neither the Company nor any of its subsidiaries listed on Exhibit 21.1 to the Registration Statement (its “Subsidiaries” and each a “Subsidiary”) has, since the date of the latest audited financial statements included in the Pricing Prospectus, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development that is reasonably expected to result in a material adverse change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);

(f) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(g) Each of the Company and each of its Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(h) The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company prior to the issuance of the Shares to be sold by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and in all material respects conform to the description of the share capital of the Company contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the share capital of the Company contained in the Pricing Disclosure Package and the Prospectus;

(j) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the articles of association or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k) Neither the Company nor any of its Subsidiaries is (i) in violation of its articles of association or by-laws (or other applicable organizational document), (ii) in violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii) above, for such defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(l) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital and Articles of Association,” insofar as they purport to constitute a summary of the terms of the share capital of the Company, under the caption “Material U.S. Federal Income Tax Considerations for U.S. Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(o) At the time of filing the Initial Registration Statement, the Company was not and, as of the date hereof, is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been designed to comply with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Finance Reporting Standards (“IFRS”). Except as disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(s) The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t) This Agreement has been duly authorized, executed and delivered by the Company;

(u) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, in each case except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(v) Except as otherwise set forth in the Pricing Prospectus and the Prospectus, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w) Except as otherwise set forth in the Pricing Prospectus and the Prospectus, none of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury or the United Nations Security Council (collectively, “Sanctions”), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(x) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(y) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened;

(z) The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, in such amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its Subsidiaries and their respective businesses, except where this would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, except where this would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aa) (i) The Company and its Subsidiaries (A) are, and, to the knowledge of the Company, were at all prior times, in compliance with any and all applicable United States federal, state and local and non-United States laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) in connection with pollution or the protection of the environment, natural resources or human health or safety, including those relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, except in the case of each of the foregoing matters as would not have or reasonably be expected to have a Material Adverse Effect; and (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed against the Company or any of its Subsidiaries;

(bb) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation or any successor thereto (the “PBGC”) has been waived by regulation); (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the Company’s knowledge, there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any non-U.S. regulatory agency with respect to any Plan . Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, none of the following events has occurred: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company and its Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year;

(cc) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”); and

(dd) There are (and prior to a Time of Delivery, will be) no debt securities or preferred shares or stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with the Company and each of the Underwriters that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(b) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws, partnership agreement or other organizational documents, as applicable, of such Selling Shareholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, except for such violations that individually or in the aggregate would not have a Material Adverse Effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the

Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters;

(c) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d) On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed that the written information furnished by a Selling Shareholder consists only of (i) the legal name, address and the number of shares owned by such Selling Shareholder, (ii) the other information (excluding percentages) with respect to such Selling Shareholder which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and (iii) if applicable, the information with respect to such Selling Shareholder which appears under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Shareholder Information”);

(g) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or applicable W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h) Book-entry credits and, to the extent required, certificates in negotiable form, representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(i) The Shares represented by the book-entry credits or certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation, limited liability company or other entity by the dissolution of such partnership, corporation, limited liability company or other entity, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation, limited liability company or other entity should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, the appropriate book-entry transfers or certificates representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(j) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case, other than the most recent Preliminary Prospectus; and

(k) Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $            , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to                     Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company , given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least two days’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives

at least two days in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on             , 2018 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Class A Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, the foregoing restrictions shall not apply to (a) the Shares to be sold hereunder; (b) the grant of awards to purchase or the issuance by the Company of shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, Class A Ordinary Shares pursuant to the Company’s equity compensation plans disclosed in the Pricing Prospectus; (c) the filing of a registration statement on Form S-8 in connection with the registration of securities granted or to be granted under the Company’s equity compensation plans that are described in the Pricing Prospectus; and (d) the issuance of up to 5% of the outstanding shares of the Company in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its Subsidiaries of such entity; provided that each recipient of shares pledged, issued or sold pursuant to clause (d) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) a lock-up agreement having substantially the same terms as the lock-up agreements described in Section 9(k) of this Agreement for the remainder of the Lock-Up Period, including, without limitation, entering stop transfer instructions with the Company’s transfer agent and registrar on such share capital, which the Company agrees it will not waive or amend without the Representatives prior written consent;

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 9(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail; provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished and delivered to the shareholders at the same time furnished to or filed with the Commission;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished and delivered to you at the same time furnished to or filed with the Commission;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use reasonable best efforts to list, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that it reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

8. The Company and each of the Selling Shareholders covenant and agree, severally and not jointly, with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, that the reasonable fees of counsel for the Underwriters relating to subclauses (iii) and (v) of this Section 8 shall not exceed $30,000 in the aggregate; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives (not including the Underwriters and their representatives) and officers of the Company and any such consultants (not including the Underwriters and their representatives) and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the date hereof and at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Shareholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Fenwick & West LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Maples and Calder, Cayman Islands counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e) Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance reasonably satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development that is reasonably expected to result in a material adverse change, in or affecting (A) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and other security holders of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(l) The Company shall have delivered to the Underwriters on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives;

(m) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to Selling Shareholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein. The liability of any Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 10(e) below shall be limited in the aggregate to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses) of the Shares sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or a Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company or such Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) a Selling Shareholder shall not be required to contribute an amount in excess of the amounts by which the Selling Shareholder Proceeds of such Selling Shareholder exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and each Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to such Selling Shareholder’s Selling Shareholder Proceeds and not joint. The liability of any Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 10(b) shall be limited in the aggregate to an amount equal to the Selling Shareholder Proceeds.

(f) The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any of the Selling Shareholders and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and a Selling Shareholder’s pro rata portion (based on the number of Shares to be sold by the Company and the Selling Shareholders hereunder), as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters; and in all dealings with any Selling Shareholder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by the Attorneys-in-Fact for the Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives: (i) in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (ii) in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk; (B) if to a Selling Shareholder shall be delivered or sent by mail or facsimile transmission to the Selling Shareholder at its address set forth in Schedule II hereto; and (C) if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request; provided, however, that notices under Section 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholders each have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Selling Shareholders agrees that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and the Selling Shareholders agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholders agree to submit to the jurisdiction of, and to venue in, such courts. The Company has appointed C T Corporation System, which currently maintains a New York City office at 111 Eighth Avenue, New York, NY 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

20. The Company, each of the Selling Shareholders and Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and Selling Shareholders and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of Page Intentionally Left Blank]

Any person executing and delivering this Agreement as Attorneys-in-Fact for the Selling Shareholders represents by so doing that he or she has been duly appointed as Attorneys-in-Fact by the Selling Shareholders pursuant to a validly existing and binding Power of Attorney that authorizes such Attorneys-in-Fact to take such action.

Very truly yours,

FARFETCH LIMITED

By:
Name:
Title:

[Names of Selling Shareholders]

By:
Name:
Title:
As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders names in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Allen & Company LLC
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
Cowen and Company, LLC
BNP Paribas Securities Corp.

Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
	to be Purchased	Exercised
The Company
The Selling Shareholder(s):
(a)

Total

(a)	This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed and , and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b) Section 5(d) Writings:

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $

The number of Firm Shares purchased by the Underwriters from the Company is                     and from the Selling Shareholders is                    .

The number of Optional Shares to be sold by the Company is up to                     .

2

SCHEDULE IV

Parties to Lock-Up Agreements

1.

2.

3.

4.

3

ANNEX I

[Form of Press Release]

Farfetch Limited

[Date]

Farfetch Limited (the “Company”) announced today that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of [•] shares of the Company’s Class A ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             20     , and such Class A ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

FORM OF LOCK-UP AGREEMENT